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Exhibit 99.1
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     Immediately                                            Raymond H. Blakeman

         MESTEK, INC. ENTERS INTO AGREEMENT TO ACQUIRE MET-COIL SYSTEMS
                              CORPORATION FOR CASH


         CHICAGO, IL - (BUSINESS WIRE) - MARCH 14, 2000 - Mestek, Inc. (NYSE:MCC) and Met-Coil Systems Corporation (Nasdaq:METS) announced today that they have entered into a definitive merger agreement under which Met-Coil will be merged into a wholly-owned subsidiary of Mestek's Formtek, Inc. subsidiary, for approximately $32 million.

         In the merger, stockholders would receive $7.10 in cash for each share of common stock. The merger is subject to approval by Met-Coil's stockholders at a special meeting and to review under the Hart-Scott-Rodino Act. All other conditions will be further described in a proxy statement to be mailed to Met-Coil's stockholders.

         Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Mestek's and Met-Coil's future performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Mestek's or Met-Coil's financial performance to differ materially from past results and from those expressed in any forward-looking statements include, without limitation, risks associated with integration following the merger, variability in quarterly operating results, customer concentration, product acceptance, long sales cycle, long and varying delivery cycles, dependence on business partners, emerging technological standards, and risks associated with acquisitions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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